As Filed With the Securities and Exchange Commission on March 28, 2013
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3216862
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 160
Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

DARA BIOSCIENCES, INC. 2008 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
 (Full title of plans)

David J. Drutz, M.D.
Chief Executive Officer
DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(Name and address of agent for service)
(919) 872-5578
(Telephone number, including area code,
of agent for service)
________________

With a copy to:

Mark R. Busch
K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
(704) 331-7440

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer □
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Aggregate Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,969,115	$1.03	$ 6,118,343	$ 838.61
Total Registration Fee	5,969,115		$ 6,118,343	$ 838.61
_____________________
(1)	This registration statement registers 5,969,115 shares issuable under the 2008 Employee, Director and Consultant Stock Plan.

(2)
In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices for the Common Stock on March 22, 2013 as reported on the Nasdaq Capital Market.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by DARA BioSciences, Inc. (the “Company”), for the purpose of registering 5,969,115 additional shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for offer and sale under the DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan (the “2008 Plan”).  On April 8, 2008, the Company filed a Registration Statement on Form S-8, File No. 333-150129 (the “Original Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering shares of Common Stock under the 2008 Plan.  Pursuant to Instruction E to Form S-8, the Company hereby incorporates the Original Registration Statement by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents have been filed by the Company with the SEC and are incorporated herein by reference:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on March 28, 2013;

●	Current Report on Form 8-K filed on March 5, 2013; and

●
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1, filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 2, 1994, including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.  The Company is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.    Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on March 28, 2013.

DARA BIOSCIENCES, INC.

By:	/s/ David J. Drutz
Name: David J. Drutz
Title: Chief Executive Officer and Chief Medical Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints David J. Drutz and David Tousley his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David J. Drutz	Director, Chief Executive Officer and Chief Medical Officer	March 28, 2013
David J. Drutz	(Principal Executive Officer)

/s/ David Tousley	Chief Financial Officer	March 28, 2013
David Tousley	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher Clement	Director, President and Chief Operating Officer	March 28, 2013
Christopher Clement

/s/ Haywood Cochrane	Director	March 28, 2013
Haywood Cochrane

/s/ Timothy Heady	Director	March 28, 2013
Timothy Heady

/s/ Stephen Jaeger	Director	March 28, 2013
Stephen Jaeger

/s/ Gail Lieberman	Director	March 28, 2013
Gail Lieberman

/s/ Paul J. Richardson	Director	March 28, 2013
Paul J. Richardson

EXHIBIT INDEX

Exhibit Number	Description
4.1	DARA BioSciences, Inc. 2008 Employee, Director and Consultant Stock Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008)

4.2	Form of Stock Option Award for 2008 Employee, Director and Consultant Stock Plan (Incentive Stock Options) (incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008)

4.3	Form of Stock Option Award for 2008 Employee, Director and Consultant Stock Plan (Non-Qualified Options) (incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008)

4.4	Form of Restricted Stock Award Agreement for 2008 Employee, Director and Consultant Stock Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008)

4.5	Form of Restricted Stock Unit Award Agreement for 2008 Employee, Director and Consultant Stock Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 filed on April 8, 2008)

5	Opinion of K&L Gates LLP, filed herewith

23.1	Consent of K&L Gates LLP (contained in Exhibit 5), filed herewith

23.2	Consent of Horne LLP, filed herewith

23.3	Consent of Ernst & Young LLP, filed herewith

24	Power of Attorney (see page 4)

5